Exhibit 10.10

                           REGIONAL SALES DIRECTOR
                       INDEPENDENT CONTRACTOR AGREEMENT

Agreement, dated December 1, 2000 WHY USA North America, Inc. (hereinafter "COMPANY") and Mario Cosma (hereinafter "SALES REP").

1. TERM AND EXTENSION. The term of the relationship between the COMPANY and the SALES REP hereunder shall commence on December 1, 2000 and shall continue until December 31, 2001.

2. RELATIONSHIP BETWEEN PARTIES. The COMPANY shall retain the SALES REP, on the basis of an independent contractor, and the SALES REP shall serve the COMPANY upon the terms and conditions hereinafter set forth.

Be it understood that a SALES REP is considered an Independent Contractor. It is a mutual understanding and agreement by those parties signed below, that an Independent Contractor is a self-employed individual, and shall be solely responsible for the payment of their own state and federal income tax and self-employment tax. The COMPANY shall not under any circumstances withhold and pay, or be responsible to withhold and pay to the appropriate government agency, such taxes. The SALES REP shall not be entitled to retirement benefits, fringe benefits, unemployment compensation, and workman's compensation coverage, distributions or other benefits, which may be provided to employees of the COMPANY.

3. DUTIES. During, the period of this agreement hereunder, the SALES REP shall serve the COMPANY and shall perform any and all general franchise services required or requested in connection with the business.

     a) It shall be the duty of the SALES REP to represent and sell Company franchises in the geographic area of the state of California.

     b) It shall be the duty of the SALES REP to confer with the COMPANY as well as their region in order to familiarize themselves with all rules and regulations regarding the sale and/or presentations and strategies for sale of Franchises in all territory that they are authorized to sell Franchises. This includes all Federal, State and Local rules and laws concerning franchises and sales of franchises.

     c) The SALES REP shall follow the COMPANY policy and procedures when selling franchises, These include:
         1. To notify the COMPANY whenever they propose to sell in a region other than the one approved with this agreement so that the COMPANY may approve any changes and where necessary register them with the appropriate agencies, in particular with those states that mandate registration.
         2. Always provide an offering circular as required by law and then allowing ten (10) workdays before presenting a Franchise Agreement to prospect.

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         3. To solicit offices, which are not franchises unless they have a written invitation from the specific office requesting information on COMPANY Franchises.
         4. Accurately represent and state COMPANY policies to all potential and present customers.
         5. Inform the COMPANY Director of Sales and Marketing of all problems concerning offices within the sales territory.
         6. Inform the COMPANY Director of Sales and Marketing if the SALES REP is representing, or plans to represent any other business firm. In no event shall the SALES REP represent a competitive company or product line either within or outside the designated sales area.
         7. The SALES REP agrees to perform at all times the services contemplated in this agreement in a manner which will maintain and increase rather than diminish the goodwill and reputation of the COMPANY, and shall do nothing to disturb or devalue these interests or to bring discredit upon the COMPANY.
         8. The SALES REP shall pay for, at his or her expense a personal automobile, gasoline, entertainment expenses, medical insurance, auto insurance, personal insurance and all other business expenses.
         9. The SALES REP agrees to submit completed contact reports to the Director of Sales and Marketing on a monthly basis. (See Appendix A.)

4. COMPENSATION. The COMPANY shall pay to the SALES REP for their service a sum of $4000.00 for each franchise unit sold during the period of this agreement. Such sum will be paid upon satisfactory completion of franchise sale and from the proceeds received from the client for whom franchise services, are rendered.

5. COVENANT NOT TO COMPETE. The SALES REP acknowledges that during the performance of their duties, they will have been exposed to, have had access to and otherwise will be trained in utilizing marketing programs and techniques which have been developed by COMPANY and/or which are unique to the real estate industry including, but not limited to, the COMPANY 990 OPPORTUNITY Program, the 29 DAY FAST SALE Program, and the like (hereinafter the "proprietary programs"). The SALES REP acknowledges that the COMPANY has a protected interest in having the SALES REP restrained from utilizing these proprietary programs and techniques in competition with the COMPANY for a reasonable period of time following termination of this Agreement.

Accordingly, the SALES REP agrees that for a period of two (2) years, within the state of California or any other state in which there is a COMPANY office following termination of this Agreement, they shall not compete with the COMPANY either directly or indirectly, in any capacity either as owner, agent, independent contractor, employee, consultant, or otherwise by utilizing COMPANY proprietary programs or programs similar thereto in the real estate business or any other business.

Since a breach of the provisions of this section of this Agreement could not adequately be compensated by money damages, COMPANY shall be entitled, in addition to any other right to


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remedy available to it at law or equity, to an injunction restraining the breach or threatened breach and to specific performance of any provision of this section of this Agreement. If the scope of any provision of this paragraph, or of this Agreement is found by any Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. If any provision of this Agreement is found to be invalid or unenforceable for any reason it shall not affect the validity of the remaining provisions of this Agreement.

8. INDEMNIFICATIONS AND HOLD HARMLESS PROVISION. The SALES REP agrees to indemnify and hold harmless the COMPANY from any and all claims by the SALES REP, which may arise out of and in the course of the performance of their duties hereunder. Any and all claims for unemployment benefits and or claims for workers' compensation benefits are hereby expressly waived by the SALES REP who agrees to maintain separate policies of liability, health, and accident insurance as may be necessary or required by the COMPANY in connection with the performance of duties in this agreement. The SALES REP shall hold the COMPANY harmless for any and all acts committed by the SALES REP in which they have misrepresented the COMPANY that may result in litigation.

9. RESIGNATION. The SALES REP agrees to provide the COMPANY 30-days' written notice should they intend to terminate this agreement. Within seven working days from the notice of resignation the SALES REP agrees to the following:

     a) To return promptly all materials and samples provided by the COMPANY to them.

     b) To immediately deliver all "proprietary information" in their possession or subject to their control to a designated representative of the COMPANY.

     c) To acknowledge that all other files maintained by them in connection with the performance of their services for the COMPANY belong to the COMPANY. The COMPANY shall retain said files.

10. ENTIRE AGREEMENT. This Agreement shall be construed in accordance with Wisconsin law, which shall prevail, and shall constitute the entire Agreement between the parties. In witness whereof, David 0. Thomas has caused this Agreement to be executed in its corporate name by its corporate officers, and Mario Cosma, the SALES REP hereunder, have set their hand and seal, as of this day and year first above written.

WHY USA North America, Inc.                       Regional Sales Director



__________________________________                ___________________________
David 0. Thomas, President                        Mario Cosma


Regional Sales Director - Broker                                           3